
SKYWARD SPECIALTY INSURANCE GROUP, INC.
(Delaware corporation)
SKYWARD SERVICE COMPANY
(Delaware corporation)
GREAT MIDWEST INSURANCE COMPANY
(Texas stock insurance company)
SKYWARD UNDERWRITERS AGENCY, INC.
(Texas corporation)
SKYWARD SPECIALTY NO. 1 LIMITED
(United Kingdom company)
SKYWARD RE
(Cayman Islands corporation)
HOUSTON SPECIALTY INSURANCE COMPANY
(Texas stock insurance company)
IMPERIUM INSURANCE COMPANY
(Texas stock insurance company)
OKLAHOMA SPECIALTY INSURANCE COMPANY
(Oklahoma insurance corporation)